                                                                   EXHIBIT 10.65

================================================================================


                                   $51,000,000
                             PARTICIPATION AGREEMENT
                                     PHASE V



                                     BETWEEN



                             BNP LEASING CORPORATION

                                    ("BNPLC")


                                       AND


                            BANQUE NATIONALE DE PARIS

                                (A "PARTICIPANT")




                          EFFECTIVE AS OF MARCH 1, 2000

                       (NETWORK APPLIANCE, INC. - PHASE V)
              (SUNNYVALE, SANTA CLARA COUNTY, CALIFORNIA PROPERTY)


================================================================================

                                TABLE of CONTENTS


                                                                                           PAGE
                                                                                           ----
1.      Definitions..........................................................................1
        1.1    "Back to Back Construction-Period Indemnity Claim"............................2
        1.2    "Back to Back Construction-Period Indemnity Payment"..........................2
        1.3    "Bank Specific Charges".......................................................2
        1.4    "Common Definitions and Provisions Agreements"................................2
        1.5    "Critical Event"..............................................................2
        1.6    "Deferred Construction-Period Indemnity Payments".............................2
        1.7    "Deposit Taker"...............................................................3
        1.8    "Deposit Taker Losses"........................................................3
        1.9    "Direct Payments".............................................................3
        1.10   "Defaulting Participant"......................................................3
        1.11   "Distributable Payment".......................................................3
        1.12   "Excess Participation Amount".................................................3
        1.13   "Late Payment Rate"...........................................................3
        1.14   "Leases"......................................................................3
        1.15   "Majority"....................................................................4
        1.16   "Net Cash Flow"...............................................................4
        1.17   "Net Sales Proceeds"..........................................................4
        1.18   "Operative Documents".........................................................4
        1.19   "Participants"................................................................5
        1.20   "Participation Agreement Supplement"..........................................5
        1.21   "Participation Amount"........................................................5
        1.22   "Percentage"..................................................................5
        1.23   "Pledge Agreements"...........................................................5
        1.24   "Property"....................................................................5
        1.25   "Protective Advances".........................................................5
        1.26   "Purchase Agreements".........................................................6
        1.27   "Uncovered Construction-Period Participant Loss"..............................6

2.      Payments From BNPLC to Each Participant..............................................6
        2.1    Payments Computed by Reference to Net Cash Flow and Net Sales Proceeds........6
        2.2    Payments Computed by Reference to Bank Specific Charges.......................6
        2.3    Payments Computed by Reference to Back to Back Construction-Period
               Indemnity Payments............................................................6
        2.4    Payments Computed by Reference to Deferred Construction-Period
               Indemnity Payments............................................................7
        2.5    Timing; Manner of Payment.....................................................7
        2.6    Meaning of Actually Received..................................................7


                                      (i)

3.      Payments from the Participants to BNPLC..............................................8
        3.1    Initial Funding Advance.......................................................8
        3.2    Future Construction Advances..................................................8
        3.3    Protective Advances...........................................................9
        3.4    Method of Payment.............................................................9

4.      Other Adjustments, Deductions and Investments.......................................10
        4.1    Other Adjustments to Percentages.............................................10
        4.2    Setoff.......................................................................11
        4.3    Application of Payments Received from a Defaulting Participant as Cure for Payment Defaults.........................................................11
        4.4    Sharing of Payments..........................................................11
        4.5    Withholding Taxes............................................................12
        4.6    Order of Application.........................................................12
        4.7    Investments Pending Dispute Resolution; Overnight Investments................12

5.      Nature of This Agreement............................................................13
        5.1    No Conveyance................................................................13
        5.2    Not a Partnership, Etc.......................................................13

6.      Amendments; Waivers; Exercise of Rights and Remedies Against NAI....................14
        6.1    Limitations..................................................................14
        6.2    General......................................................................16
        6.3    Conflicts and Purchase Agreements Defaults...................................16
        6.4    Refusal to Give Consents; Failure to Fund; Failure of a Deposit Taker
               to Satisfy Minimum Ratings...................................................17

7.      Required Repayments.................................................................17

8.      NAI Information; Independent Analysis...............................................17

9.      Performance Through Representatives.................................................18

10.     Duty of Care........................................................................18

11.     Representations by Each Participant.................................................19
        11.1   Nature of this Agreement.....................................................19
        11.2   No Default or Violation......................................................19
        11.3   No Suits.....................................................................19
        11.4   Organization.................................................................19
        11.5   Enforceability...............................................................19
        11.6   No Funding with Plan Assets..................................................19

12.     Representations by BNPLC............................................................19
        12.1   No Default or Violation......................................................19
        12.2   No Suits.....................................................................20
        12.3   Organization.................................................................20
        12.4   Enforceability...............................................................20


                                      (ii)

        12.5   Liens Removable by BNPLC.....................................................20
        12.6   BNPLC's Status as a Subsidiary of a Bank Holding Company.....................20

13.     Assignments.........................................................................20
        13.1   By the Participants Generally................................................20
        13.2   By BNPLC.....................................................................21
        13.3   Execution of Participation Agreement Supplements.............................21
        13.4   Regulation A.................................................................21
        13.5   Costs........................................................................21

14.     GOVERNING LAW; SUBMISSION TO PROCESS; WAIVER of JURY TRIAL..........................21

15.     Termination.........................................................................22

16.     Miscellaneous.......................................................................22
        16.1   Reliance by Others...........................................................22
        16.2   Waivers, Etc.................................................................23
        16.3   Severability.................................................................23
        16.4   Notices......................................................................23
        16.5   Construction.................................................................23
        16.6   Headings.....................................................................24
        16.7   Entire Agreement.............................................................24
        16.8   Further Assurances...........................................................24
        16.9   Impairment of Operative Documents............................................24
        16.10  Books and Records............................................................24
        16.11  Definition of Knowledge......................................................24
        16.12  Attorneys' Fees..............................................................25


                             EXHIBITS AND SCHEDULES

Schedule 1...................................Names and Addresses of Participants
Exhibit A.................................Examples of Adjustments to Percentages
Exhibit B................................Participation Agreement Supplement Form


                                     (iii)

                             PARTICIPATION AGREEMENT


        This Agreement (this "Agreement") is made as of March 1, 2000, by and between BNP LEASING CORPORATION ("BNPLC"), a Delaware corporation, and the Participants (as defined below).

                                    RECITALS:

        A. BNPLC and Network Appliance, Inc. ("NAI") have entered into the following agreements, each dated as of March 1, 2000, relating to the
Improvements: a Lease Agreement (Phase V - Improvements) (the "PHASE V IMPROVEMENTS LEASE"); a Purchase Agreement (Phase V Improvements) (the "PHASE V IMPROVEMENTS PURCHASE AGREEMENT"); a Common Definitions and Provisions Agreement (Phase V - Improvements) (the "PHASE V IMPROVEMENTS CDPA"); a Construction Management Agreement (the "Construction Management Agreement"); and a Closing Certificate and Agreement (the "CLOSING CERTIFICATE"). Also, BNPLC, NAI, the Participants and Banque Nationale de Paris, in its capacity as agent for BNPLC and the Participants (in such capacity, "AGENT") have entered into a Pledge Agreement (Phase V - Improvements) dated as of March 1, 2000 (the "PHASE V IMPROVEMENTS PLEDGE AGREEMENT").

        B. NPLC and NAI have also entered into the following agreements, each dated as of March 1, 2000, relating to the Land: a Lease Agreement (Phase V
- Land) (the "PHASE V LAND LEASE"); a Purchase Agreement (Phase V - Land) (the "PHASE V LAND PURCHASE AGREEMENT"); a Common Definitions and Provisions Agreement (Phase V - Land) (the "PHASE V LAND CDPA"); and the Closing Certificate. Also, BNPLC, NAI, the Participants and Agent have entered into a Pledge Agreement (Phase V - Land) dated as of March 1, 2000 (the "PHASE V LAND PLEDGE AGREEMENT").

        C. By this Agreement, the parties desire to evidence the Participants' agreement to participate with BNPLC in certain of the risks and rewards to BNPLC of the aforementioned agreements, which participation is to be accomplished through the exchange of promises to make payments computed by reference to the sums paid or received by BNPLC from time to time with respect to the aforementioned agreements, all as more particularly provided below.

                                   AGREEMENTS

        NOW, THEREFORE, BNPLC and the Participants hereby agree as follows:

        1. DEFINITIONS. As used herein, capitalized terms defined above shall have the meanings assigned to them above; capitalized terms that are defined in one, but not both, of the Phase V Improvements CDPA and the Phase V Land CDPA and that are used but not defined herein shall have the respective meanings assigned to them in the Phase V Improvements CDPA or Phase V Land CDPA, as applicable; capitalized terms that are defined in both of the Phase V Improvements CDPA and the Phase V Land CDPA and that are and used but not defined herein shall have the respective meanings assigned to them in the Phase V Improvements CDPA and the Phase V Land CDPA (provided, if the meaning assigned to any such capitalized term in the Phase V Improvements CDPA is different than the meaning assigned to it in the Phase V Land CDPA, the term will be construed broadly for purposes of this Agreement to include anything


                                       1.

that would fall within one or both of the definitions of the term in the Phase V Improvements CDPA and the Phase V Land CDPA); and, the following capitalized terms shall have the following meanings:

               1.1 "BACK TO BACK CONSTRUCTION-PERIOD INDEMNITY CLAIM" means a claim by BNPLC against NAI for payment of an Absolute NAI Construction Obligation that is required to cover or reimburse a Loss (1) for which BNPLC is obligated to another Interested Party (including a Loss that consists of a Participant's claim made against BNPLC pursuant to Section 2.3 for compensation for an Uncovered Construction-Period Participant Loss), and (2) which BNPLC would not have incurred or suffered but for (A) any act or any omission of NAI or of any of NAI's contractors or subcontractors during the period that the Construction Management Agreement remains in force or during any other period that NAI remains in possession or control of the Construction Project, (B) any fraud, misapplication of funds (including Construction Advances), illegal acts, or willful misconduct on the part of the NAI or its employees or agents or any other party for whom NAI is responsible, or (C) any bankruptcy proceeding involving NAI.

               1.2 "BACK TO BACK CONSTRUCTION-PERIOD INDEMNITY PAYMENT" means a payment made to BNPLC by or on behalf of NAI in satisfaction of a Back to Back Construction-Period Indemnity Claim.

               1.3 "BANK SPECIFIC CHARGES" means payments made to BNPLC by or on behalf of NAI for the account of a Participant or any other Interested Party under subparagraph 5(c)(i) or 5(c)(ii) of the Leases or as Upfront Syndication Fees. Bank Specific Charges include, for example, payments made to compensate a Participant for an increase in costs related to advances made by the Participant hereunder and attributable to a Banking Rules Change after the Effective Date.

               1.4 "COMMON DEFINITIONS AND PROVISIONS AGREEMENTS" means the Phase V Improvements CDPA and the Phase V Land CDPA.

               1.5 "CRITICAL EVENT" means any of the following:

                      1.5.1 any failure by NAI to purchase BNPLC's interest in the Property or to cause an Applicable Purchaser to purchase BNPLC's interest in the Property when required under the Purchase Agreements;

                      1.5.2 any failure by NAI to pay Base Rent which continues for 10 days;

                      1.5.3 any Issue 97-10 Election; or

                      1.5.4 any CMA Termination Event.

               1.6 "DEFERRED CONSTRUCTION-PERIOD INDEMNITY PAYMENTS" means payments made to BNPLC pursuant to the Purchase Agreements because of any "Balance of Unpaid Construction-Period Indemnity Payments" as defined in subparagraph 1(A)(1) thereof. For purposes of the preceding sentence, payments to BNPLC under the Purchase Agreements will be considered as made "because of the Balance of Unpaid Construction-Period Indemnity


                                       2.

Payments" to the extent, but only to the extent, if any, that the total payments received and retained by BNPLC on or after the Designated Sale Date pursuant to the Purchase Agreements exceed the payments to which BNPLC would be entitled if no Balance of Unpaid Construction-Period Indemnity Payments existed on the Designated Sale Date.

               1.7 "DEPOSIT TAKER" shall have the meaning assigned to it in the Pledge Agreements.

               1.8 "DEPOSIT TAKER LOSSES" shall have the meaning assigned to it in the Pledge Agreements.

               1.9 "DIRECT PAYMENTS", like the phrase "Direct Payments to Participants" under the Purchase Agreements, means the amounts paid or required to be paid directly to Participants on the Designated Sale Date as provided in
Section 6.2 of the Pledge Agreements at the direction of and for NAI by Agent from all or any part of the Collateral described therein.

               1.10 "DEFAULTING PARTICIPANT" means any Participant that shall have failed to make a payment when due to BNPLC equal to the Participant's Percentage of a Construction Advance as required by Section 3.2 below.

               1.11 "DISTRIBUTABLE PAYMENT" means any payment actually received by BNPLC under the Leases or other Operative Documents as (or in satisfaction of NAI's obligations for) any of the following or interest on past due amounts thereof: Base Rent; Commitment Fees; Qualified Prepayments (including Issue 97-10 Prepayments); Bank Specific Charges; Back to Back Construction-Period Indemnity Payments; a Supplemental Payment; Net Sales Proceeds; or any Deferred Construction-Period Indemnity Payment.

               1.12 "EXCESS PARTICIPATION AMOUNT" of BNPLC or any Participant means the excess (if any) of the Participation Amount of such Person from time to time over the amount that would have been such Person's Participation Amount if, in connection with all Construction Advances actually made under the Construction Management Agreement or the Leases, all Participants had paid to BNPLC an amount equal to such Construction Advances times their respective Percentages, as such excess may be determined by BNPLC in a manner consistent with the examples set forth in Exhibit A. Absent a failure by any Participant to make a payment required by Section 3.2 or some other unexpected contingency, it is expected that BNPLC and the Participants will have no Excess Participation Amount.

               1.13 "LATE PAYMENT RATE" means (a) for each day (other than as set forth in clause (b) of this sentence) the Fed Funds Rate or (b) for the purpose of computing interest on past due payments for each day following the fifth day after such payments first became due, a rate of two percent (2%) per annum in excess of the Prime Rate then in effect; provided, the Late Payment Rate shall not, notwithstanding anything to the contrary herein contained, exceed the maximum rate of interest permitted by applicable law.

               1.14 "LEASES" means the Phase V Improvements Lease and the Phase V Land Lease.


                                       3.

               1.15 "MAJORITY" means, at the time any determination thereof is required, any of the Participants and BNPLC, the aggregate Percentages of which equal or exceed sixty-seven percent (67%) of the Percentages of BNPLC and of all the Participants then entitled to vote under Section 6.1.

               1.16 "NET CASH FLOW" means payments made to BNPLC under the Leases or other Operative Documents as (or in satisfaction of NAI's obligations for) Base Rent, Commitment Fees, Qualified Prepayments (including Issue 97-10 Prepayments), any Supplemental Payment or any interest on past due Base Rent, Qualified Prepayments (including Voluntary NAI Construction Contributions and Issue 97-10 Prepayments) or a Supplemental Payment; provided, however, no Deferred Construction-Period Indemnity Payments included in any Supplemental Payment or interest thereon will constitute Net Cash Flow for purposes of this Agreement.

               1.17 "NET SALES PROCEEDS" means payments made to BNPLC under the Purchase Agreements as (or in satisfaction of NAI's or an Applicable Purchaser's obligations for) the purchase price for BNPLC's interest in Property or in Escrowed Proceeds; but less and excluding (x) any such payments applied by BNPLC to pay, or received by BNPLC as reimbursement for, bona fide costs of a sale under the Purchase Agreements, (y) any Deferred Construction-Period Indemnity Payments and (z) any excess sales proceeds received from an Applicable Purchaser that BNPLC is required by Paragraph 1(A)(2)(b) or 2(D) of the Purchase Agreements to pay over to NAI. Further, if BNPLC does not sell the Property to NAI or an Applicable Purchaser pursuant to the Purchase Agreements, then "NET SALES PROCEEDS" shall also include the excess, if any, of:

                      1.17.1 all rents and sales, condemnation and insurance proceeds ACTUALLY RECEIVED by BNPLC (other than sales proceeds paid or to be paid by BNPLC to NAI pursuant to Paragraph 2(D) of the Purchase Agreements) from any sale or lease after the Designated Sale Date of any interest in, or because of any subsequent taking or damage to, the Property; over

                      1.17.2 the sum of (i) all costs of collecting the rents and proceeds described in the preceding clause 1.17.1, plus (ii) all ad valorem taxes, insurance premiums and other Losses of every kind suffered or incurred by BNPLC with respect to the ownership, operation or maintenance of the Property.

However, for purposes of computing any excess described in the preceding sentence, costs described in clause 1.17.2 shall not include BNPLC's general overhead costs or any Protective Advances for which the Participants have already paid BNPLC their respective Percentages thereof as required by Section 3.3.

               1.18 "OPERATIVE DOCUMENTS" means all of Operative Documents under and as defined in the Phase V Improvements CDPA and Operative Documents under and as defined in the Phase V Land CDPA. The term Operative Documents includes the Phase V Improvements Lease, the Phase V Improvements Purchase Agreement, the Phase V Improvements Pledge Agreement, the Phase V Improvements CDPA, the Construction Management Agreement, the Closing Certificate, the Phase V Land Lease, the Phase V Land Purchase Agreement, the Phase V Land Pledge Agreement, and the Phase V Land CDPA.


                                       4.

               1.19 "PARTICIPANTS" means Banque Nationale de Paris and any other financial institutions which may hereafter become parties to (i) this Agreement (by joining with BNPLC in completing and executing a Participation Agreement Supplement) and (ii) the Pledge Agreements, in each case pursuant to a Permitted Transfer.

               1.20 "PARTICIPATION AGREEMENT SUPPLEMENT" means a Participation Agreement Supplement in substantially the form attached hereto as Exhibit B, completed and executed by BNPLC and a Participant, adding the Participant as a party to this Agreement, changing a Participant's Percentage or removing a Participant as a party to this Agreement.

               1.21 "PARTICIPATION AMOUNT" of BNPLC or any Participant means the outstanding balance from time to time of the total investment made by BNPLC under the Operative Documents or by the applicable Participant hereunder, as determined by BNPLC in a manner consistent with the examples set forth in Exhibit A. As the examples in Exhibit A illustrate, the Participation Amount of BNPLC and each Participant will be comparable to its share of the outstanding principal balance that would be due from NAI from time to time if BNPLC had made a loan (and the Participants had participated in the loan) to NAI for NAI's acquisition of the Land and construction of improvements authorized by the Construction Management Agreement and Leases, instead of BNPLC's having acquired the Property itself and having leased the same to NAI as provided in the Operative Documents. Absent a failure by any Participant to make a payment required by Section 3.2 or some other unexpected contingency, it is expected that (a) the Participation Amounts of BNPLC and the Participants will always be in proportion to their respective Percentages set forth in Schedule 1, and (b) the total Participation Amounts of BNPLC and all Participants during the Term of the Leases shall equal the Stipulated Loss Value computed from time to time under the Leases.

               1.22 "PERCENTAGE" of each Participant means, subject to change as provided in Section 4.1 and to change by a Participation Agreement Supplement, the percentage designated as the Participant's "Percentage" in SCHEDULE 1. "PERCENTAGE" of BNPLC means a percentage that, at the time a determination of such Percentage is required hereunder, is equal to 100% less the sum of the Percentages of all the Participants.

               1.23 "PLEDGE AGREEMENTS" means the Phase V Improvements Pledge Agreement and the Phase V Land Pledge Agreement.

               1.24 "PROPERTY" means all real and personal property covered from time to time by the Phase V Improvements Lease and the Phase V Land Lease.

               1.25 "PROTECTIVE ADVANCES" shall mean any payments (including payments to attorneys, accountants, experts and other advisors) made by or on behalf of BNPLC at any time or from time to time because of, arising out of or related to, in whole or in part: (1) the Property or the protection, preservation, operation or ownership thereof; (2) any of the Operative Documents or the transactions contemplated therein; or (3) BNPLC's status as a party to any of the Operative Documents or anything done by BNPLC to enforce the obligations of NAI under the Operative Documents (whether done upon BNPLC's own initiative or upon the direction of the Majority). Protective Advances will include any and all payments made by or on behalf of


                                       5.

BNPLC for which NAI is obligated to indemnify or reimburse BNPLC by Paragraph 5(c) of the Leases.

               1.26 "PURCHASE AGREEMENTS" means the Phase V Improvements Purchase Agreement and, from and the Phase V Land Purchase Agreement.

               1.27 "UNCOVERED CONSTRUCTION-PERIOD PARTICIPANT LOSS" means a Loss incurred or suffered by a Participant (1) that the Participant would not have incurred or suffered but for (A) any act or any omission of NAI or of any NAI's contractors or subcontractors during the period that the Construction Management Agreement remains in force or during any other period that NAI remains in possession or control of the Construction Project, (B) any fraud, misapplication of funds (including Construction Advances), illegal acts, or willful misconduct on the part of the NAI or its employees or agents or any other party for whom NAI is responsible, or (C) any bankruptcy proceeding involving NAI, (2) for which the Leases would obligate NAI to make a Construction-Period Indemnity Payment directly to the Participant, if not for NAI's right to decline to pay as described in subparagraph 5(e)(ii)a) of the Leases, and (3) for which the Participant is not otherwise indemnified directly by or compensated by NAI or by insurance maintained by NAI.

        2. PAYMENTS FROM BNPLC TO EACH PARTICIPANT.

               2.1 PAYMENTS COMPUTED BY REFERENCE TO NET CASH FLOW AND NET SALES PROCEEDS. Upon the ACTUAL RECEIPT of any Net Cash Flow, Net Sales Proceeds or interest thereon, BNPLC will pay each Participant an amount equal to such Participant's Percentage times such Net Cash Flow, Net Sales Proceeds or interest, as the case may be.

               2.2 PAYMENTS COMPUTED BY REFERENCE TO BANK SPECIFIC CHARGES. If BNPLC ACTUALLY RECEIVES any Bank Specific Charges (or interest thereon) for the account of a particular Participant, then BNPLC promises to promptly make a payment to such Participant equal to such Bank Specific Charges (or interest thereon). If requested by any Participant, BNPLC shall make a demand upon NAI for payment of any Bank Specific Charges due for the account of such Participant.

               2.3 PAYMENTS COMPUTED BY REFERENCE TO BACK TO BACK CONSTRUCTION-PERIOD INDEMNITY PAYMENTS. If BNPLC actually receives any Back to Back Construction-Period Indemnity Payment (or interest thereon) in satisfaction of a Back to Back Construction-Period Indemnity Claim asserted for Losses for which BNPLC is obligated to a particular Participant, then BNPLC promises to make a payment to such Participant equal to such Back to Back Construction-Period Indemnity Payment (or interest thereon). If a Participant incurs or suffers an Uncovered Construction-Period Participant Loss, BNPLC shall be obligated to compensate such Participant for the Uncovered Construction-Period Participant Loss; provided, however, that BNPLC's obligation to so compensate a Participant shall be satisfied only from any Back to Back Construction-Period Indemnity Payments received by BNPLC on account of such obligation, it being understood that BNPLC shall have no personal liability for any such obligation.


                                       6.

               2.4 PAYMENTS COMPUTED BY REFERENCE TO DEFERRED CONSTRUCTION-PERIOD INDEMNITY PAYMENTS. If BNPLC actually receives any Deferred Construction-Period Indemnity Payments, BNPLC promises to make a payment equal to a fraction thereof to any Participant that (1) has been denied a Construction-Period Indemnity Payment under the Leases because of NAI's right to decline to make such payment as provided in subparagraph 5(e)(ii)a) of the Leases, and (2) has not been compensated for the Construction-Period Indemnity Payment so denied through payments received from BNPLC pursuant to Section 2.3. The numerator of the fraction shall equal the total of such Construction-Period Indemnity Payments denied to the Participant, for which the Participant has not been compensated pursuant to Section 2.3, and the interest thereon that are included in the Balance of Unpaid Construction-Period Indemnity Payments. The denominator of the fraction shall equal the total Balance of Unpaid Construction-Period Indemnity Payments.

               2.5 TIMING; MANNER OF PAYMENT. Each payment required of BNPLC by this Article 2 shall be made prior to 12:00 noon, San Francisco time, on the same day that BNPLC actually receives the corresponding Distributable Payment (in good funds), if BNPLC's receipt of the corresponding Distributable Payment occurs prior to 12:00 noon, San Francisco time; if, however, BNPLC's receipt of the Distributable Payment (in good funds) occurs on any day after 12:00 noon, San Francisco time, the payments required from BNPLC to the Participants shall not be due until 12:00 noon, San Francisco time, on the next Business Day. All payments from BNPLC to the Participants shall be by transfer of federal funds pursuant to the wiring instructions set forth in SCHEDULE 1. Each payment owing to a Participant by BNPLC shall bear interest from the date it is due until it is paid by BNPLC at the Late Payment Rate calculated on the basis of a 360-day year. Any payment by BNPLC to a Participant after the time of day specified herein for such payment shall be deemed not paid until the next following Business Day for purposes of this Agreement.

               2.6 MEANING OF ACTUALLY RECEIVED. As used herein with respect to payments, "actually received" and words of like effect shall include not only payments made directly from NAI or any Applicable Purchaser, but also amounts paid by others on NAI's behalf, amounts realized by way of setoff, amounts realized upon the disposition of collateral under the Pledge Agreement and any other documents that may be given from time to time to secure NAI's obligations under Leases or Purchase Agreements (net of the costs of disposition and further net of any amounts that must be returned to NAI or any third party having an interest in such collateral), and the fair market value of any property or services accepted in lieu of a cash payment (though it is understood that nothing herein contained shall require BNPLC to accept property or services in lieu of a cash payment required by the Operative Documents and that BNPLC will not agree to accept property or services in lieu of any cash Distributable Payment without the Participants' prior written consent). Such phrase shall not, however, include amounts received by BNPLC from any of the Participants or from any affiliate of BNPLC unless the context otherwise indicates. In the event of any reduction in Net Sales Proceeds "actually received" by BNPLC (as described in the preceding sentences) because of a reduction in the Break Even Price attributable to any Direct Payments or Deposit Taker Losses, BNPLC will be deemed for purposes of this Agreement to have received additional Net Sales Proceeds from NAI equal to such reduction. In such event, however, BNPLC will be entitled to a credit against the payments that would otherwise be required to any Participant hereunder equal to the aggregate


                                       7.

amount, if any, of (1) Direct Payments which are actually received by such Participant, and (2) Deposit Taker Losses with respect to any Deposit Taker for such Participant.

        3. PAYMENTS FROM THE PARTICIPANTS TO BNPLC.

               3.1 INITIAL FUNDING ADVANCE. Each of the original Participants joining in the execution of this Agreement promises to pay to BNPLC an initial payment as set forth below such Participant's name on SCHEDULE 1, equal to the Participant's Percentage times the sum of the Initial Funding Advances under and as defined in the Leases. BNPLC shall have no obligation hereunder to any of the original Participants that fails to pay such initial payment. Such initial payment shall be due no later than 12:00 noon, San Francisco time, on the date hereof.

               3.2 FUTURE CONSTRUCTION ADVANCES.

                      3.2.1 GENERAL. Subject to the limitation set forth in
Section 3.2.3, each Participant promises to make payments to BNPLC equal to such Participant's Percentage (as such Percentage may be adjusted from time to time pursuant to Section 4.1) times the total amount of each Construction Advance required of BNPLC by the Construction Management Agreement after the date hereof.

                      3.2.2 TIMING. Before 12:00 noon, San Francisco time, on the third Business Day prior to any date on which BNPLC expects to make a payment of a Construction Advance to NAI under the Construction Management Agreement or of costs or expenditures considered as Construction Advances pursuant to subparagraph 6(d) of the Leases, BNPLC shall notify the Participants of the amount of such payment, and each Participant shall pay to BNPLC such Participant's Percentage times such amount prior to 12:00 noon, San Francisco time, on such date. If, however, when any failure by a Defaulting Participant to make a payment required by this Section 3.2 has occurred and is continuing, BNPLC notifies such Defaulting Participant of the amount of any future payment required by this Section 3.2 before 12:00 noon, San Francisco time, on or before the fifth Business Day prior to the date such payment would be due by the terms of the preceding sentence, and if such notice states that such future payment from the Defaulting Participant must be made two Business Days before it would otherwise be due by the terms of the preceding sentence, then such payment will be due from the Defaulting Participant two Business Days before it would otherwise be due by the terms of the preceding sentence. The failure of any Participant to make a payment required by this Section 3.2 shall, for purposes of this Agreement, be deemed to continue until the Participant actually pays all past due amounts required by this Section 3.2, together with interest thereon at the Late Payment Rate.

                      3.2.3 LIMITATION ON ADVANCES BY PARTICIPANT.
Notwithstanding anything herein to the contrary or any adjustment to any Participant's Percentage pursuant to Section 4.1, the total of all payments required of any Participant to BNPLC by this Section 3.2 (excluding interest on past due payments required by Section 3.2.2) because of any Construction Advances made to NAI under the Construction Management Agreement (in contrast to costs or expenditures considered as Construction Advances pursuant to subparagraph 6(d) of the Leases after a Landlord's Election to Continue Construction) shall not exceed the amount that would


                                       8.

cause such Participant's Participation Amount to exceed the Participation Amount specified for such Participant in Schedule 1.

               3.3 PROTECTIVE ADVANCES.

                      3.3.1 GENERAL. If NAI fails to pay or reimburse any Protective Advance to BNPLC within ten days after BNPLC makes a demand or request therefor, BNPLC may notify the Participants of such failure. Promptly after receipt of any such notice, each Participant shall pay to BNPLC an amount equal to such Participant's Percentage times the Protective Advance described in the notice, EVEN IF THE PROTECTIVE ADVANCE WOULD NOT HAVE BEEN PAID BUT FOR ANY ACTUAL OR ALLEGED NEGLIGENCE OF BNPLC OR ITS AFFILIATES OR REPRESENTATIVES AND EVEN IF THE PROTECTIVE ADVANCE WOULD NOT HAVE BEEN PAID BUT FOR ANY ENVIRONMENTAL LOSSES OR OTHER MATTERS OR CIRCUMSTANCES FOR WHICH BNPLC MAY BE STRICTLY LIABLE. After any Participant has paid its respective Percentage times the Protective Advance to BNPLC, BNPLC shall be obligated to pay to such Participant an amount equal to its Adjusted Percentage (as defined below) times any subsequent Excess Reimbursement (as defined below) or interest thereon ACTUALLY RECEIVED by BNPLC from NAI for the Protective Advance. As used in this Agreement the "ADJUSTED PERCENTAGE" of any Participant shall equal (i) such Participant's Percentage, divided by (ii) the sum of BNPLC's Percentage and the Percentages of all Participants who have paid BNPLC their respective shares of the Protective Advance at issue. As used in this Agreement, the term "EXCESS REIMBURSEMENT" shall mean, for the Protective Advance at issue, amounts reimbursed or paid by NAI to or on behalf of BNPLC on account of such Protective Advance in excess of (i) such Protective Advance, times (ii) the Percentages of any Participants that have not paid BNPLC their respective Percentages of such Protective Advance.

                      3.3.2 EXCEPTIONS. Notwithstanding the foregoing, no Participant shall be required to make any payment pursuant to this Section 3.3 related to a Protective Advance that (1) qualifies as a Construction Advance,
(2) consists of a payment of Excluded Taxes, or (3) is paid only because of a transfer or assignment by BNPLC of its right to receive Distributable Payments or its rights and interests in and to the Property, the Operative Documents or this Agreement to BNPLC's Affiliates. Further, nothing in this Section 3.3 shall be construed to require a payment by a Participant for that portion or percentage, if any, of a Protective Advance required only because of (and attributed by any applicable principles of comparative fault to): (a) conduct of BNPLC or a Representative of BNPLC that has been determined to constitute gross negligence or willful misconduct in or as a necessary element of a final judgment rendered against BNPLC or such Representative by a court with jurisdiction to make such determination; (b) any representation made by BNPLC in the Operative Documents that is false in any material respect and that BNPLC knew was false at the time of BNPLC's execution of the Operative Documents; or
(c) Liens Removable by BNPLC. As used in this Agreement, "gross negligence" of BNPLC shall not include any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Property or as a party to the Operative Documents.

               3.4 METHOD OF PAYMENT. All payments made by the Participants to BNPLC shall be made by transfer of federal funds to BNPLC pursuant to the wiring instructions for


                                       9.

BNPLC set forth on SCHEDULE 1. Each payment owing to BNPLC by any Participant shall be payable to BNPLC on the date specified herein or, if not specified, on demand and shall bear interest from the date due until the date paid by the Participant at the Late Payment Rate calculated on the basis of a 360-day year. Any payment by a Participant to BNPLC after the time of day specified herein for such payment shall be deemed not paid until the next following Business Day for purposes of this Agreement.

        4. OTHER ADJUSTMENTS, DEDUCTIONS AND INVESTMENTS.

               4.1 OTHER ADJUSTMENTS TO PERCENTAGES. As illustrated in part by the examples set forth in Exhibit A:

                      4.1.1 ADJUSTMENTS BECAUSE OF DEFAULTING PARTICIPANTS. If a Construction Advance is reduced as contemplated in subparagraph 2(G) of the Construction Management Agreement because of a Participant's failure to make payments required by Section 3.2, the other Participants will nonetheless make the payments to BNPLC required by Section 3.2 with respect to such Construction Advance as though there had been no such reduction. The Percentages of the Participants will then be immediately adjusted by BNPLC as follows:

                             4.1.1.1 For purposes of computing payments required
by Section 3.2 in connection with all future Construction Advances, the Percentages of the Participants (other than Defaulting Participants) will be increased as needed to postpone as long as possible any future or continuing reductions of Construction Advances under subparagraph 2(G) of the Construction Management Agreement because of the failure or continuing failure of Defaulting Participants to make payments required by Section 3.2.

                             4.1.1.2 For purposes of computing the payments
BNPLC must pay to the Participants pursuant to Section 2.1, the Percentages of the Participants (other than Defaulting Participants) will be increased as needed to allow the Participants (other than Defaulting Participants) to continue to receive a share of Net Cash Flow and Net Sales Proceeds that is in proportion to their respective Participation Amounts as compared to the total Participation Amounts of BNPLC and all Participants collectively from time to time.

                             4.1.1.3 Without limiting the foregoing, BNPLC may
reduce any Defaulting Participant's Percentage as needed to prevent the Defaulting Participant from receiving a share of Net Cash Flow or Net Sales Proceeds that is in excess of the percentage computed by dividing the Participation Balance of such Defaulting Participant by the total Participation Balances of BNPLC and all Participants collectively from time to time. Such reduction in the Defaulting Participant's Percentage shall not cure such Participant's default hereunder nor constitute BNPLC's sole remedy for such default, nor limit NAI's rights or remedies (as a third party beneficiary of this Agreement to the extent provided by Section 16.1) because of such default, it being understood that other remedies provided herein or available at law or in equity shall be in addition to any such reduction.

                      4.1.2 ADJUSTMENTS BECAUSE OF A DEFAULTING PARTICIPANT'S CURE. If, after a failure to make a payment required by Section 3.2, any Defaulting Participant cures such


                                      10.

failure, in whole or in part, by paying BNPLC all or part of such payment and interest thereon at the Late Payment Rate, then BNPLC shall apply the payments it receives from the Defaulting Participant as provided in Section 4.3 below, and in connection therewith the Percentages shall be appropriately adjusted by BNPLC for purposes of computing payments required by Section 3.2 in connection with future Construction Advances and for purposes of computing future payments BNPLC must pay to the Participants pursuant to Section 2.1.

               4.2 SETOFF. In the event that one party to this Agreement has failed to pay to a second party hereto any amount when due hereunder, the second party may deduct such amount and interest thereon at the Late Payment Rate from any payments due from it under this Agreement to the first party. Without limitation, BNPLC may setoff amounts owed to it by any Defaulting Participant against any termination fee payable to such Defaulting Participant pursuant to
Section 6.4 below if BNPLC shall elect to reduce such Defaulting Participant's Percentage to zero as provided in Section 6.4.

               4.3 APPLICATION OF PAYMENTS RECEIVED FROM A DEFAULTING PARTICIPANT AS CURE FOR PAYMENT DEFAULTS. If, after failing to make a payment required by Section 3.2, any Defaulting Participant cures such failure, in whole or in part, by paying to BNPLC all or part of such payment and interest thereon at the Late Payment Rate, then BNPLC shall apply the payments so made to BNPLC, net of the costs of collecting such payments in the following order:

                      4.3.1 first, to make further Construction Advances under the Operative Documents to the extent BNPLC is required or deems it appropriate to do so;

                      4.3.2 second, to make payments to itself and the Participants other than Defaulting Participants in proportion to their Excess Participation Amounts (if any) until BNPLC and the Participants receiving such payments no longer have any Excess Participation Amount;

                      4.3.3 third, to pay Defaulting Participants in proportion to their Excess Participation Amounts (if any) until the Participants receiving such payments no longer have any Excess Participation Amount; and

                      4.3.4 finally, to compensate BNPLC for continuing to provide Construction Advances even when one or more Participants did not make payments in connection therewith under this Participation Agreement.

               4.4 SHARING OF PAYMENTS. Each Participant agrees that if for any reason it shall obtain a payment made by or for NAI that reduces any Distributable Payment, and if such payment will cause such Participant to receive more than it would have received had such payment been made instead to BNPLC and generated the payments by BNPLC contemplated in this Agreement, then
(1) such Participant shall promptly purchase interests in the rights of other parties to this Agreement as necessary to cause BNPLC and all Participants to share payments as they otherwise would have done under this Agreement, and (2) such other adjustments shall be made from time to time as shall be equitable to ensure that BNPLC and all Participants share all payments of (or that operate to reduce) Distributable Payments as they otherwise would have done under this Agreement. If, however, the payment received by the purchasing Participant or


                                      11.

any part thereof is later recovered from the purchasing Participant, the purchase provided for in this Section shall be rescinded, and the price paid by the purchasing Participant to other parties shall be repaid by them to the purchasing Participant to the extent of such recovery. Also, if the purchasing Participant is required by court order to pay interest on the payment so recovered, then amounts repaid to the purchasing Participant by the other parties will be repaid with interest, computed in the same manner as the interest required by the court order. Nothing in this Section shall in any way affect the right of BNPLC or any Participant to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness or obligations other than those established by this Agreement or any of the Operative Documents.

               4.5 WITHHOLDING TAXES. BNPLC may deduct any United States withholding tax required on payments to a Participant hereunder from such payments, and the Participant shall reimburse BNPLC for any such taxes BNPLC is required to pay and that BNPLC has not deducted. If BNPLC is uncertain whether United States withholding tax is required, BNPLC may, after notice to the applicable Participant, deduct the withholding tax except during any period when BNPLC is excused from such withholding because of the Participant's delivery to BNPLC of (i) a statement in duplicate conforming to the requirements of United States Treasury Regulation Section 1.1441-5(b) or (ii) two duly completed copies of Internal Revenue Service Form W-8BEN or any successor form thereto ("FORM W-8BEN") relating to the Participant and claiming complete exemption from withholding tax on all amounts to be received by the Participant pursuant to this Agreement or (iii) a valid United States Internal Revenue Service Form W-8EC1 or any successor form thereto ("FORM W-8EC1") relating to the Participant and claiming complete exemption from withholding tax on all amounts to be received by the Participant pursuant to this Agreement. Any Participant shall, if requested by BNPLC, deliver to BNPLC subsequent statements with respect to such Treasury Regulation or two additional copies of Form W-8BEN or Form W-8EC1, or the applicable replacement forms, on or before the date that any prior such delivered statements or forms expire or become obsolete. If any such statement or form delivered by a Participant to BNPLC becomes invalid or inapplicable as to such Participant, such Participant shall promptly inform BNPLC. The obligations of each Participant pursuant to this Section 4.5 shall survive the termination of this Agreement.

               4.6 ORDER OF APPLICATION. For purposes of this Agreement, BNPLC shall be entitled, but not required, to apply any payments received from NAI under the Operative Documents to satisfy (1) NAI's obligation to pay or reimburse Protective Advances (and interest thereon), if any, and (2) costs incurred by BNPLC because of any sale under the Purchase Agreements, before applying such payments to satisfy NAI's other obligations, regardless of how NAI may have designated such payments.

               4.7 INVESTMENTS PENDING DISPUTE RESOLUTION; OVERNIGHT INVESTMENTS. Whenever BNPLC in good faith determines that it does not have all information needed to determine how payments to the Participants must be made on account of any Distributable Payments, or whenever BNPLC in good faith determines that there is any dispute among the Participants about payments which must be made on account of Distributable Payments, BNPLC may choose to defer the payments to Participants which are the subject of such missing information or dispute. However, to minimize any such deferral, BNPLC shall attempt diligently to obtain any missing information needed to determine how payments to the Participants must be made. Also, pending any such deferral, or if BNPLC is otherwise required to invest funds


                                      12.

pending distribution to the Participants, BNPLC shall endeavor to invest the payments at issue. In addition, if BNPLC receives any Distributable Payment after 12:00 noon, San Francisco time, on any day and will not make payments to Participants in connection therewith until the next Business Day pursuant to
Section 2.5, then BNPLC shall endeavor to invest such payments overnight; provided that BNPLC shall have no liability to the Participants if BNPLC is unable to make such investments. Investments by BNPLC shall be in the overnight federal funds market pending distribution, and the interest earned on each dollar of principal so invested shall be paid to the Person entitled to receive such dollar of principal when the principal is paid to such Person.

        5. NATURE OF THIS AGREEMENT.

               5.1 NO CONVEYANCE. THIS AGREEMENT IS INTENDED TO CREATE CONTRACTUAL RIGHTS IN FAVOR OF EACH PARTICIPANT TO RECEIVE PAYMENTS FROM BNPLC, BUT IT IS NOT INTENDED TO CONVEY OR ASSIGN TO THE PARTICIPANTS ANY INTEREST IN THE PROPERTY OR IN THE OPERATIVE DOCUMENTS OR IN THE PAYMENTS TO BE MADE TO BNPLC THEREUNDER. IN NO EVENT SHALL ANY PARTICIPANT EXERCISE OR ATTEMPT TO EXERCISE ANY RIGHT OR REMEDY OF BNPLC UNDER THE OPERATIVE DOCUMENTS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO GRANT TO THE PARTICIPANTS ANY RIGHT TO ENFORCE NAI'S OBLIGATIONS UNDER THE OPERATIVE DOCUMENTS OR TO COLLECT DIRECTLY FROM NAI ANY PAYMENTS DUE FROM NAI THEREUNDER. ALTHOUGH BNPLC'S OBLIGATIONS FOR PAYMENTS TO THE PARTICIPANTS HEREUNDER SHALL BE COMPUTED BY REFERENCE TO FUNDS ACTUALLY RECEIVED AS DISTRIBUTABLE PAYMENTS, THIS AGREEMENT SHALL NOT BE CONSTRUED AS AN ASSIGNMENT OF DISTRIBUTABLE PAYMENTS THEMSELVES OR ANY INTEREST THEREIN, IT BEING UNDERSTOOD THAT (WITHOUT LIMITING OR EXPANDING THE DOLLAR AMOUNT OF SUCH OBLIGATIONS) BNPLC MAY SATISFY SUCH OBLIGATIONS FROM OTHER FUNDS AVAILABLE TO IT, THEREBY RESERVING DISTRIBUTABLE PAYMENTS FOR PAYMENT TO OTHER CREDITORS OR FOR OTHER PURPOSES, AS BNPLC SHALL DETERMINE IN ITS SOLE DISCRETION.

               5.2 NOT A PARTNERSHIP, ETC. NEITHER THE EXECUTION OF THIS AGREEMENT, NOR THE SHARING OF RISKS AND REWARDS UNDER THE OPERATIVE DOCUMENTS, NOR ANY AGREEMENT TO SHARE IN PROFITS OR LOSSES ARISING AS A RESULT OF THE TRANSACTIONS CONTEMPLATED THEREBY, IS INTENDED TO BE OR TO CREATE, AND THE FOREGOING SHALL BE CONSTRUED NOT TO BE OR TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND ANY PARTICIPANT. NEITHER THE EXECUTION OF THIS AGREEMENT NOR THE MANAGEMENT AND ADMINISTRATION OF THE OPERATIVE DOCUMENTS AND THE RELATED DOCUMENTS BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS AGREEMENT IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY RELATIONSHIP BETWEEN BNPLC AND ANY PARTICIPANT.


                                      13.

        6. AMENDMENTS; WAIVERS; EXERCISE OF RIGHTS AND REMEDIES AGAINST NAI.

               6.1 LIMITATIONS. Subject to Section 6.3, but notwithstanding anything else to the contrary in this Agreement:

                      6.1.1 BNPLC shall not:

                             6.1.1.1 without the prior written consent of the
Participants, execute any waiver, modification or amendment of the Operative Documents that would: (1) increase the amounts the Participants may be required to pay to BNPLC hereunder, including any such increase that could result from an increase in the Maximum Construction Allowance under the Operative Documents; or
(2) reduce or postpone (or reasonably be expected to reduce or postpone) any payments that any Participant would, but for such modification or amendment, be expected to receive from BNPLC hereunder (including any extension of the Term of the Leases); (3) excuse or diminish NAI's obligations to provide Collateral under the Pledge Agreements during any "Mandatory Collateral Period" (as described in Part III of Schedule 1 attached to the Leases); or (4) except as otherwise expressly permitted by the Operative Documents, release BNPLC's interest in all or a substantial part of the Property or release any security interest in Collateral pledged under the Pledge Agreements; or

                             6.1.1.2 without the prior written consent of a
Majority, execute any other waiver, modification or amendment of the Operative Documents, except a waiver, modification or amendment that NAI requests pursuant to express provisions of the Operative Documents and that BNPLC believes in good faith it must execute to satisfy the requirements of the Operative Documents; or

                             6.1.1.3 over the written objection of a Majority,
affirmatively elect a Voluntary Retention of the Property pursuant to subparagraph 1(A)(2)(a) of the Purchase Agreements.

However, this subsection 6.1.1 shall not limit BNPLC's right to forebear from exercising rights against NAI to the extent BNPLC shall determine in good faith that such forbearance is appropriate and is permitted by the following subsections in this Section 6.1. Upon the direction of the Majority, BNPLC shall execute any waiver, modification or amendment of the Operative Documents requested by NAI; provided, that: (A) the waiver, modification or amendment is not prohibited by the forgoing provisions of this Agreement, (B) the waiver, modification or amendment does not (1) increase the amount BNPLC may be required to pay to NAI or anyone else, or (2) reduce or postpone (and cannot reasonably be expected to reduce or postpone) any payments that BNPLC would, but for such modification or amendment, be expected to receive, or (3) release BNPLC's interest in all or a substantial part of the Property; and (C) BNPLC is not excused from executing the waiver, modification or amendment by Section 6.3.

                      6.1.2 BNPLC will, with reasonable promptness, provide the Participants with copies of all default notices it sends or receives under the Operative Documents and notify the Participants of any Event of Default under the Leases or Critical Event of which BNPLC is actually aware and of any other matters known to BNPLC which, in BNPLC's reasonable judgment, are likely to materially affect the payments any Participant will be required to make or


                                      14.

be entitled to receive under this Agreement, but BNPLC will not in any event be liable to any Participant for BNPLC's failure to do so unless such failure constitutes gross negligence or willful misconduct on the part of BNPLC.

                      6.1.3 Before taking possession of the Property because of any breach by NAI of the Operative Documents, filing any lawsuit against NAI, exercising foreclosure or offset rights against the Collateral under the Pledge Agreements, making a Landlord's Election to Continue Construction, or exercising termination rights provided in subparagraph 1(c) of the Leases or subparagraph 4(B) of the Purchase Agreements, or if requested in writing by any Participant at any time when a Critical Event has occurred and is continuing, BNPLC shall call a meeting with the Participants to discuss what action by BNPLC, if any, is appropriate under the Operative Documents and what direction, if any, a Majority may give to BNPLC. Such meeting shall be scheduled during regular business hours in the offices of Banque Nationale de Paris, San Francisco, or another appropriate location in San Francisco, California, not earlier than five and not later than twenty Business Days after BNPLC's receipt of the written request from any Participant. BNPLC shall attempt in good faith and with reasonable diligence to comply with the direction of a Majority if, when a Critical Event or an Event of Default have occurred and be continuing, a Majority shall direct BNPLC in writing to do any one or more of the following, as applicable under the circumstances: (a) send any default notices required before a Critical Event can become an Event of Default, (b) bring a lawsuit against NAI to enforce the Operative Documents, (c) proceed with a Landlord's Election to Continue Construction, or (d) exercise termination rights provided in subparagraph 1(c) of the Leases or subparagraph 4(B) of the Purchase Agreements. However, if BNPLC is not a member of the Majority voting pursuant to this subsection 6.1.3 in favor of any such action, then BNPLC may require that it first receive the written agreement (in form reasonably acceptable to BNPLC) of the members of the Majority so voting to indemnify BNPLC from and against all costs, liabilities and claims that may be incurred by or asserted against BNPLC because of the action the Majority directs BNPLC to take. In no event shall any Participant instigate any suit or other action directly against NAI with respect to the Operative Documents or the Property, even if the Participant would, but for this Agreement, be entitled to do so as a party or third party beneficiary under the Operative Documents or otherwise.

                      6.1.4 In the event NAI or an Applicable Purchaser fails to purchase the Property on the Designated Sale Date when required to do so pursuant to the Purchase Agreements, BNPLC shall, unless the Participants shall otherwise agree in writing, bring suit against NAI to enforce the Operative Documents in such form as shall be recommended by reputable counsel no later than sixty days after the expiration of any applicable cure or grace period given NAI by the express terms of the Purchase Agreements, and thereafter BNPLC shall prosecute the suit with reasonable diligence in accordance with the advice of reputable counsel. If BNPLC acquires the interests of NAI in any of the Property as a result of such suit or otherwise, BNPLC shall thereafter proceed with reasonable diligence to sell the Property in a commercially reasonable manner to one or more bona fide third party purchasers and shall in any event have consummated the sale of the entire Property (through a single sale of the entire property or a series of sales of parts) within five years following the date BNPLC recovers possession of the Property at the best price or prices BNPLC believes are reasonably attainable within such time. Further, after the Designated Sale Date and prior to BNPLC's sale of the entire Property, BNPLC shall retain a property management company experienced in the area


                                      15.

where the Property is located to manage the operation of the Property and pursue the leasing of any completed improvements which are part of the Property. BNPLC shall not retain an Affiliate of BNPLC to act as the property manager except under a bona fide, arms-length management contract containing commercially reasonable terms. Further, after the Designated Sale Date and until BNPLC sells the Property, BNPLC shall (i) endeavor in good faith to maintain, or shall obtain the agreement of one or more tenants to maintain, the Property in good order and repair, (ii) procure and maintain casualty insurance against risks customarily insured against by owners of comparable properties, in amounts sufficient to eliminate the effects of coinsurance, (iii) keep and allow the Participants to review accurate books and records covering the operation of the Property, and (iv) pay prior to delinquency all taxes and assessments lawfully levied against the Property.

Notwithstanding the foregoing, any Participants that have failed to fund any amount due hereunder, including any Percentage of a Construction Advance, and that have not corrected such failure within five Business Days after being notified thereof, shall have no voting or consent rights under this Section 6.1 and no rights to require BNPLC to call a meeting pursuant to subsection 6.1.3 until such failure is corrected.

               6.2 GENERAL. Subject to the limitations set forth in Section 6.1:

                      6.2.1 BNPLC shall have the exclusive right to take any action and to exercise any available powers, rights and remedies to enforce the obligations of NAI under the Operative Documents, or to refrain from taking any such action or exercising any such power, right or remedy.

                      6.2.2 BNPLC shall be entitled to (i) give any consent, waiver or approval requested by NAI with respect to any construction or other approval contemplated in the Construction Management Agreement or Leases or (ii) waive or consent to any adverse title claims affecting the Property, provided that, in either case, BNPLC believes in good faith that such action will not have a material adverse effect upon NAI's obligations or ability to make the payments required under the Operative Documents or upon the rights and remedies, taken as whole, of BNPLC under the Operative Documents or of the Participants' hereunder.

               6.3 CONFLICTS AND PURCHASE AGREEMENTS DEFAULTS. Notwithstanding anything to the contrary herein contained, BNPLC shall be entitled, even over the objection of any Participant or the Majority, (A) to take any action recommended in writing by reputable counsel and believed in good faith by BNPLC to be required of BNPLC by the Operative Documents or any law, rule or regulation to which BNPLC is subject, (B) to refrain from taking any action if BNPLC believes in good faith that the action is prohibited by the Operative Documents or any law, rule or regulation to which BNPLC is subject, and if reputable counsel recommends in writing that BNPLC refrain from taking the action, and (C) after notice to the Participants, to bring and prosecute a suit against NAI in the form recommended by and in accordance with advice of reputable counsel at any time when a breach of the Operative Documents by NAI shall have put BNPLC (or any of its officers or employees) at risk of criminal prosecution or significant liability to third parties or at any time after NAI or an Applicable Purchaser fails to purchase the Property on the Designated Sale Date pursuant to the Purchase Agreements. (If, however, BNPLC takes any action or refrains from taking any action


                                      16.

over the objection of a Majority pursuant to the preceding sentence, BNPLC must provide the Majority a written explanation (including a copy of a supporting written recommendation of counsel) of the basis for BNPLC's conclusion that taking the action, or refraining from taking the action, is permitted by the preceding sentence.) Further, nothing herein contained shall be construed to require BNPLC to agree to modify the Operative Documents or to take any action or refrain from taking any action in any manner that could increase BNPLC's liability to NAI or others, that could reduce or postpone payments to which BNPLC is entitled thereunder, or that could reduce the scope and coverage of the indemnities provided for BNPLC's benefit therein.

               6.4 REFUSAL TO GIVE CONSENTS; FAILURE TO FUND; FAILURE OF A DEPOSIT TAKER TO SATISFY MINIMUM RATINGS. If any Participant declines to consent to any amendment, modification, waiver, release or consent for which the Participant's consent is requested or required by reason of this Agreement, or if any Participant fails to pay any amount owed by it hereunder, or if the Deposit Taker for any Participant shall cease to be a Qualified Deposit Taker (as defined in the Pledge Agreement), BNPLC shall have the right, but not the obligation and without limiting any other remedy of BNPLC, to reduce such Participant's Percentage to zero and to terminate such Participant's rights to receive any further payments under Article 2 of this Agreement by paying to such Participant a termination fee equal to the total amount it would be entitled to receive from BNPLC hereunder if the date of such payment were the Designated Sale Date and on such date NAI had itself purchased BNPLC's interest in the Property pursuant to and in accordance with the Purchase Agreements. No Participant's rights to receive payments equal to such Participant's Adjusted Percentage of any Excess Reimbursement of a Protective Advance or interest thereon as provided in Section 3.3 shall be impaired or affected by any termination contemplated in this Section 6.4; accordingly, BNPLC shall not, as a condition to such a termination, be required to reimburse a Participant for any payments the Participant has made in connection with Protective Advances pursuant to Section 3.3.

        7. REQUIRED REPAYMENTS. Each Participant shall repay to BNPLC, upon written request or demand by BNPLC (i) any sums paid by BNPLC to such Participant under this Agreement from, or that were computed by reference to, any Distributable Payment or other amounts which BNPLC shall be required to return or pay over to another party, whether pursuant to any bankruptcy or insolvency law or proceeding or otherwise and (ii) any interest or other amount that BNPLC is also required to pay to another party with respect to such sums. Such repayment by a Participant shall not constitute a release of such Participant's right to receive payments from BNPLC hereunder upon BNPLC's receipt of any such Distributable Payment or other amount (or any interest thereon) that BNPLC may later recover.

        8. NAI INFORMATION; INDEPENDENT ANALYSIS. Prior to the execution of this Agreement, BNPLC has provided to the Participants copies of the executed Operative Documents and of various certificates, legal opinions and other documents delivered to BNPLC by or on behalf of NAI with the Operative Documents. In the future, BNPLC shall provide (A) to all Participants copies of all amendments of the Operative Documents and certificates and legal opinions, if any, delivered by or on behalf of NAI in connection therewith, and (B) to any Participant, as reasonably required to comply with a specific, reasonable written request for information made by the Participant, copies of other information readily available to BNPLC concerning NAI or Guarantor and the transactions contemplated in the Operative Documents. However, BNPLC shall not be liable for its failure to provide the Participants any of the


                                      17.

foregoing documents unless such failure constitutes gross negligence or willful misconduct on BNPLC's part. Each Participant has entered into this Agreement without reliance upon representations made outside this Agreement by BNPLC or by any Affiliate, agent or attorney of BNPLC and only after independently reviewing such documents, independently making such inspections, independently consulting with counsel and independently collecting and verifying such information, as the Participant determined to be necessary or appropriate. Without limiting the foregoing, each Participant has independently reviewed the Operative Documents and independently made such inquiries and investigations of NAI and the Property as the Participant determined to be necessary or appropriate before executing this Agreement.

        9. PERFORMANCE THROUGH REPRESENTATIVES. BNPLC may perform any of its duties hereunder by or through officers, directors, employees, attorneys or agents (collectively, "REPRESENTATIVES"), and BNPLC and its Representatives shall be entitled to rely, and shall be fully protected in relying, upon any communication or document believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon the opinion of counsel selected by BNPLC. The Participants acknowledge that Banque Nationale de Paris shall be entitled to act as agent for BNPLC with respect to the administration of this Agreement, and to the extent it does so, it shall be a Representative of BNPLC hereunder.

        10. DUTY OF CARE. NEITHER BNPLC NOR ANY OF ITS REPRESENTATIVES SHALL BE LIABLE OR RESPONSIBLE TO ANY PARTICIPANT OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY BNPLC OR ANY OF ITS REPRESENTATIVES UNDER THIS AGREEMENT OR THE OPERATIVE DOCUMENTS OR OTHERWISE (EVEN IF NEGLIGENT OR RELATED TO A MATTER FOR WHICH BNPLC OR ANY OF ITS REPRESENTATIVES MAY OTHERWISE BE STRICTLY LIABLE); provided, this provision will not excuse BNPLC from liability for failing to make timely payments required of BNPLC to the Participants by the express provisions of Article 2 or Section 3.3 or from liability for actions taken or omitted to be taken by BNPLC which constitute gross negligence or willful misconduct. Without limiting the generality of the foregoing, BNPLC (1) may consult with legal counsel (including counsel for NAI), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (2) makes no warranty or representation to the Participants except as provided in Article 12 and shall not be responsible to the Participants for any statements, warranties or representations made in or in connection with the Operative Documents; (3) shall not have any duty to the Participants to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Operative Documents or to inspect the Property or the books and records of NAI;
(4) shall not be responsible to the Participants for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Operative Documents or any instrument or document furnished in connection therewith; (5) may rely upon the representations and warranties of NAI and the Participants in exercising its powers hereunder unless BNPLC shall have actual knowledge that such representations and warranties are untrue; and (6) shall incur no liability under or in respect of the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.


                                      18.

        11. REPRESENTATIONS BY EACH PARTICIPANT. Each Participant represents that as of the date it became a party to this Agreement:

               11.1 NATURE OF THIS AGREEMENT. It is the type of financial institution set forth under its name in SCHEDULE 1, or in the Participation Agreement Schedule which made it a party to this Agreement, and it is entering into this Agreement for its own account in respect of a commercial transaction made in ordinary course of its business and not with a view to or in connection with any subparticipation, sale or distribution to any Person (other than its Affiliates). Such Participant does not consider the acceptance of the risk participation hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of any federal or state securities statute or law, or any rule or regulations under any of the foregoing.

               11.2 NO DEFAULT OR VIOLATION. To such Participant's knowledge, the execution, delivery and performance of this Agreement do not and will not contravene, result in a breach of or constitute a default under any material contract or agreement to which the Participant is a party or by which the Participant is bound and do not violate or contravene any law, order, decree, rule or regulation to which the Participant is subject.

               11.3 NO SUITS. To such Participant's knowledge, there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Agreement and no such suits or proceedings are threatened.

               11.4 ORGANIZATION. Such Participant is duly incorporated and legally existing under the laws of jurisdiction indicated in SCHEDULE 1 or in the Participation Agreement Schedule which made it a party to this Agreement. Such Participant has all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to perform its obligations under this Agreement.

               11.5 ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of such Participant, enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors' rights generally and general equitable principles. The execution and delivery of, and performance under, this Agreement are within such Participant's powers and have been duly authorized by all requisite action and are not in contravention of the powers of the charter or other corporate papers of the Participant.

               11.6 NO FUNDING WITH PLAN ASSETS. Such Participant has not and will not provide advances required by this Participant from the assets of any employee benefit plan (or its related trust).

        12. REPRESENTATIONS BY BNPLC. BNPLC represents to each Participant, as of the date such Participant became a party to this Agreement, that:

               12.1 NO DEFAULT OR VIOLATION. To BNPLC's knowledge, its execution, delivery and performance of this Agreement and the Operative Documents do not contravene, result in a breach of or constitute a default under any material contract or agreement to which BNPLC is a party or by which BNPLC is bound and do not violate or contravene any law, order, decree, rule or regulation to which BNPLC is subject.


                                      19.

               12.2 NO SUITS. To BNPLC's knowledge, there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Agreement and no such suits or proceedings are threatened.

               12.3 ORGANIZATION. BNPLC is duly incorporated and legally existing under the laws of Delaware and is duly qualified to do business in the State of California. BNPLC has all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to perform its obligations under this Agreement. BNPLC has obtained or will obtain, at NAI's expense pursuant to the provisions of the Leases, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Property and to perform its obligations under the Operative Documents.

               12.4 ENFORCEABILITY. This Agreement and the Operative Documents constitute legal, valid and binding obligations of BNPLC, enforceable in accordance with their respective terms, subject to bankruptcy and other laws affecting creditors' rights generally and general equitable principles. BNPLC's execution and delivery of, and performance under, this Agreement and the Operative Documents are within BNPLC's powers and have been duly authorized by all requisite action and are not in contravention of the powers of the charter, by-laws or other corporate papers of BNPLC; provided, BNPLC makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Property have been satisfied.

               12.5 LIENS REMOVABLE BY BNPLC. BNPLC shall not create or permit any Liens Removable by BNPLC not claimed by, through or under any of the Participants (other than BNPLC's Affiliates), without NAI's consent.

               12.6 BNPLC'S STATUS AS A SUBSIDIARY OF A BANK HOLDING COMPANY. As of the effective date of this Agreement, BNPLC is a "subsidiary" of a "bank holding company" (as those terms are defined in Chapter 17 of Title 12 of the United States Code).

        13. ASSIGNMENTS.

               13.1 BY THE PARTICIPANTS GENERALLY. Except as expressly provided below, no Participant shall assign or attempt to assign any interest in or rights under this Agreement without the prior written consent of BNPLC, which consent shall not be unreasonably withheld so long as the Participant requesting the approval is not in default hereunder; provided, this provision shall not prevent a Participant from transferring its rights hereunder to its Affiliates or to any other Participants who are already parties to this Agreement. Notwithstanding any permitted assignment by a Participant, if the assignment is to any Person that does not qualify as a "Participant" for purposes of the Leases itself (which, as more particularly provided in the definition of Participant in the Common Definitions and Provisions Agreements, may require the written approval of such Person by NAI), then such Participant's obligations under this Agreement shall remain unchanged, such Participant shall remain primarily responsible for the performance of its obligations hereunder, and BNPLC may continue to deal solely and directly with such Participant in connection with all rights and obligations under this Agreement. In the event, however, of a permitted assignment by a Participant to a Person that does qualify as a


                                      20.

"Participant" for purposes of the Leases itself, accomplished by the execution of appropriate Participation Agreement Supplements as herein provided, the assigning Participant shall not be liable for any failure by the assignee to fulfill the obligations assumed hereunder by the assignee by reason of such assignment.

               13.2 BY BNPLC. Except as expressly provided herein, BNPLC shall not assign or attempt to assign any rights under or interest in the Operative Documents or this Agreement or any interest in the Property without the Participants' prior written consent, which consent shall not be unreasonably withheld. By a Participation Agreement Supplement, BNPLC may, without the prior written consent of any other Participant, assign participations in the Operative Documents or the payments required to BNPLC thereunder to any then existing Participant and to other financial institutions or Affiliates of financial institutions approved by NAI; provided, that the assignment of participations by BNPLC shall not reduce the Percentage of BNPLC (or any Affiliate of BNPLC that may become the owner of BNPLC's interest in the Property) to less than three percent (3%). In addition, BNPLC may assign its right to receive Distributable Payments and its rights and interests in and to the Property, the Operative Documents and this Agreement to Affiliates of BNPLC that do not become Participants; provided, however, that BNPLC's obligations under this Agreement shall remain unchanged, BNPLC shall remain primarily responsible for the performance of its obligations hereunder, and all Distributable Payments received by any such Affiliates as assignee of BNPLC shall, for purposes of computing payments required to any Participant hereunder, be considered as received by BNPLC. In addition, BNPLC shall be permitted to transfer any rights or interests as BNPLC shall believe in good faith to be necessary to satisfy the Operative Documents or Applicable Laws.

               13.3 EXECUTION OF PARTICIPATION AGREEMENT SUPPLEMENTS. Promptly after the execution of a Participation Agreement Supplement by BNPLC and any Participant, BNPLC will provide a copy thereof to all other Participants, but the other Participants need not join in or approve the Participation Agreement Supplement for it to be effective.

               13.4 REGULATION A. Notwithstanding Sections 13.1 or 13.2, a Participant may assign and pledge all or any portion of its rights under this Agreement to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circulars issued by such Federal Reserve Bank.

               13.5 COSTS. Each Participant shall pay all costs incurred by BNPLC in connection with any permitted assignment by or through such Participant, including, but not limited to, reasonable fees and disbursements of its counsel, and any transfer taxes or other taxes assessed because of such assignment which NAI is not required to pay under the Leases.

        14. GOVERNING LAW; SUBMISSION TO PROCESS; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF BNPLC AND THE PARTICIPANTS HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE


                                      21.

JURISDICTION OF THE STATE AND THE FEDERAL COURTS SITTING IN SAN FRANCISCO, CALIFORNIA, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. EACH OF BNPLC AND THE PARTICIPANTS HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING WHICH IS BROUGHT IN A COURT IN SAN FRANCISCO, CALIFORNIA IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. EACH OF BNPLC AND THE PARTICIPANTS, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A JURY TRIAL OF ANY DISPUTE RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

        15. TERMINATION. This Agreement shall terminate on the first date on which all obligations of NAI under the Operative Documents shall have been indefeasibly paid or otherwise satisfied or excused, BNPLC shall have ceased to have any rights in the Property and each party hereto shall have fully performed its obligations hereunder to the other parties hereto. The agreements of BNPLC and the Participants in Section 3.3 (which concerns payments by Participants of their respective Percentages of Protective Advances) shall survive the termination of this Agreement. Following any sale of the Property by BNPLC pursuant to the Purchase Agreements and the payment to any Participant of all amounts payable to such Participant hereunder (including, without limitation, such Participant's Percentage of all Net Sales Proceeds payable by NAI and any Applicable Purchaser on the Designated Sale Date), such Participant will execute and deliver such a quitclaim and release (in recordable form) to NAI or any Applicable Purchaser.

        16. MISCELLANEOUS.

               16.1 RELIANCE BY OTHERS. None of the provisions of this Agreement shall inure to the benefit of any Person other than the Participants and BNPLC and BNPLC's Representatives; consequently, no Person other than the Participants and BNPLC shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of any Participant or BNPLC to comply with the provisions of this Agreement. None of the Participants nor BNPLC shall incur any liability to any other Person for any act of omission of another.

        Notwithstanding the foregoing, however, NAI shall be a third party beneficiary of each Participant's obligations to make advances as provided in
Section 3.2 above, of the representations of each Participant in Section 11, of the limitations upon each Participant's right to assign in Section 13.1, of each Participant's agreements concerning choice of law and other matters in Section 14, and of each Participant's agreement to provided a release and quitclaim of the Property pursuant to the last sentence of Section 15. As a third party beneficiary of the obligations of the Participants specified in the preceding sentence, NAI shall have standing to bring a claim against any Participant in NAI's own name if that Participant breaches such obligations. Further, BNPLC may assign to NAI any claims it may have against a Participant because of the Participant's breach of any of the provisions referenced in this paragraph or because of any adverse title claim made against the Property by, through or under the Participant. Each Participant acknowledges that NAI will be relying on the commitments of the Participant to


                                      22.

make payments required by this Agreement, as needed to satisfy any condition to Construction Advances concerning funding by Participants set forth in subparagraph 2(G) of the Construction Management Agreement.

               16.2 WAIVERS, ETC. No delay or omission by any party to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent, or approval under this Agreement must be in writing to be effective.

               16.3 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

               16.4 NOTICES. All notices, demands, approvals, consents and other communications to be made hereunder to or by the parties hereto must, to be effective for purpose of this Agreement, be in writing. Notices, demands and other communications required or permitted hereunder are to be sent to the addresses set forth in Schedule 1 to this Agreement and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

               16.5 CONSTRUCTION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Articles, Sections, subsections or other subdivisions shall refer to the corresponding Articles, Sections, subsections or subdivisions of this Agreement, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. The words "THIS AGREEMENT", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS ARTICLE" and "THIS SECTION" and "THIS SUBSECTION" and similar phrases used herein refer only to the Articles, Sections or subsections hereof in which the phrase


                                      23.

occurs. As used herein the word "or" is not exclusive. As used herein the words "INCLUDE", "INCLUDING" and similar terms shall be construed as if followed by "without limitation to".

               16.6 HEADINGS. The Article and Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several provisions hereof.

               16.7 ENTIRE AGREEMENT. This Agreement (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings between the parties, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed by an authorized representative of each party to be bound by such amendment, and (b) has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement or certificate; but, in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by each party thereto.

               16.8 FURTHER ASSURANCES. Subject to any restriction in the Operative Documents, each of BNPLC and the Participants will promptly execute and deliver all further instruments and documents and take all further action as any of them may reasonably request in order to evidence the agreements made hereunder and otherwise to effect the purposes of this Agreement.

               16.9 IMPAIRMENT OF OPERATIVE DOCUMENTS. Nothing herein contained (including the provisions governing the application of payments in Section 4.6 and the provisions authorizing assignments by BNPLC in Section 13.2) shall impair or modify NAI's rights under the Operative Documents.

               16.10 BOOKS AND RECORDS. BNPLC shall keep accurate books and records in which full, true and correct entries shall be promptly made as to all payments made and received concerning the Property and will permit all such books and records (excluding any information that would otherwise be protected by BNPLC's attorney client privilege) to be inspected and copied by the Participants and their duly accredited representatives at all times during reasonable business hours after five Business Days advance notice. This Section shall not be construed as requiring BNPLC to regularly maintain separate books and records relating exclusively to the Property; provided, however, that upon reasonable request, BNPLC shall, at the requesting Participant's expense, construct or abstract from its regularly maintained books and records information required by this Section relating to the Property.

               16.11 DEFINITION OF KNOWLEDGE. Representations and warranties made in this Agreement but limited to the "knowledge" of BNPLC or any Participant, as the case may be, shall be limited to the present actual knowledge of the officers or other employees of such party primarily responsible for reviewing and negotiating this Agreement. Also, as used herein with respect to the existence of any facts or circumstances after the date of this Agreement, "knowledge" of BNPLC or a Participant, as the case may be, shall be limited to the present actual knowledge at the time in question of the officers or other employees of such party primarily responsible for administering this Agreement. However, none of the officers or


                                      24.

employees of any party to this Agreement shall be personally liable for any representations or warranties made herein or for taking or failing to take any action required hereby.

               16.12 ATTORNEYS' FEES. If any party to this Agreement commences any legal action or other proceeding against another party hereto to enforce any of the terms of this Agreement, or because of any breach of the other party or dispute hereunder, the successful or prevailing party shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.


                          [The signature pages follow.]


                                      25.

        IN WITNESS WHEREOF, BNPLC and the Participants whose signatures appear below have caused this Participation Agreement to be executed by their respective, duly authorized representatives, as of the date first above written.




                                            "BNPLC"

                                            BNP LEASING CORPORATION


                                            By:
                                               ---------------------------------
                                               Lloyd G. Cox, Vice President


                                      26.

[Continuation of signature pages to Participation Agreement effective as of March 1, 2000]




                                        "PARTICIPANT"

                                        BANQUE NATIONALE DE PARIS


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                      27.

                                                             SCHEDULE 1 - Page 1

A.      BNPLC:  BNP LEASING CORPORATION,
               a Delaware corporation

        1.     Amount Retained:     $1,530,000

        2.     Initial Percentage:  3%

        3.     Address for Notices:

               BNP Leasing Corporation
               12201 Merit Drive
               Suite 860
               Dallas, Texas  75251

               Attention:  Lloyd G. Cox

               Telephone: (972) 788-9191
               Facsimile: (972) 788-9140

        4.     Payment Instructions:

               Federal Reserve Bank of New York
               ABA 026007689 Banque Nationale de Paris
               BNP BNP San Francisco
               AC___________________

        5.     Operations Contact:

               BNP Leasing Corporation
               12201 Merit Drive
               Suite 860
               Dallas, Texas  75251

               Attention: Lloyd G. Cox

               Telephone: (972) 788-9191
               Facsimile: (972) 788-9140


B.      Participant:  BANQUE NATIONALE DE PARIS,
               a banking corporation organized under the laws of France

        1.     Amount of Participation: $49,470,000

        2.     Percentage:   97%

                                                             SCHEDULE 1 - Page 2

        3.     Address for Notices:

               Banque Nationale de Paris, San Francisco
               180 Montgomery Street
               San Francisco, CA  94104

               Attention:  Rafael Lumanlan or Gavin Holles

               Telephone: (415) 956-0707
               Facsimile: (415) 296-8954

        4.     Payment Instructions:

               Federal Reserve Bank of New York
               ABA 026007689 Banque Nationale de Paris
               BNP BNP San Francisco
               AC___________________
               Ref Network Appliance Sunnyvale Synthetic Leases/Phase V

        5.     Operations Contact:

               George Fung
               Banque Nationale de Paris
               180 Montgomery Street
               San Francisco, CA 94104

               Telephone: (415) 956-0707
               Facsimile: (415) 956-4230

        6.     "Initial Payment" Due from
               Participant to BNPLC:        An amount equal to ninety-seven
                                            percent (97%) of initial funding
                                            advanced under the Leases.

                                    EXHIBIT A

                 EXAMPLES OF ADJUSTMENTS TO PERCENTAGES REQUIRED
         BECAUSE OF A PARTICIPANT FAILURE TO FUND CONSTRUCTION ADVANCES


The examples below are provided to illustrate the adjustments that might be required under Section 4.1 to the Participants' Percentages. The examples are not intended to reflect actual numbers under the Operative Documents or actual Percentages of BNPLC or any of the Participants; nor are they intended to provide a formula for adjustments that would be appropriate in every case.

EXAMPLE NO. 1

Assumptions. Assume that:

        1. Two Participants ("Participant A" and "Participant B") have entered into an agreement like this Agreement with BNPLC. Participant A's initial Percentage was 30% and Participant B's initial Percentage was 20%, leaving BNPLC with an initial Percentage of 50%.

        2. After an exchange of payments like that contemplated by Section 3.1 of this Agreement, the initial Participation Amounts of BNPLC and the Participants were as follows:

               A.     BNPLC' Participation Amount (50%) $1,500,000

               B.     Participant A's Participation Amount (30%) 900,000

               C.     Participant B's Participation Amount (20%) 600,000

TOTAL $3,000,000

        3. On the first Advance Date, a Construction Advance was made in the amount of $1,000,000, and in connection therewith Participant A and Participant B paid BNPLC $300,000 and $200,000, respectively. This increased the total Participation Amounts of BNPLC and the Participants under the Operative Documents to $4,000,000, which can be broken down as follows:

               A.     BNPLC's Participation Amount (50%) $2,000,000

               B.     Participant A's Participation Amount (30%) 1,200,000

               C.     Participant B's Participation Amount (20%) 800,000

TOTAL $4,000,000

        4. On the second Advance Date, three things happened: First, $200,000 in Carrying Costs were capitalized (i.e., added to the Construction Allowance), increasing the total Participation Amounts of BNPLC and the Participants by $200,000 and increasing Participant A's and Participant B's Participation Amounts by $60,000 and $40,000, respectively. Second,


                               Exhibit A - Page 1
another Construction Advance of $1,900,000 was made, because of which Participant A and Participant B paid BNPLC $570,000 and $380,000, respectively. This, together with the $200,000 Carrying Costs, increased the total Participation Amounts of BNPLC and the Participants to $6,100,000, and increased Participant A's and Participant B's Participation Amounts to $1,830,000 and $1,220,000, respectively. Third, BNPLC applied $100,000 that it had received in connection with the partial condemnation as a Qualified Prepayment, reducing Participant A's and Participant B's Participation Amounts by $30,000 and $20,000, respectively, and leaving the total Participation Amounts by BNPLC and the Participants at $6,000,000, as follows:

               A.     BNPLC's Participation Amount (50%) $3,000,000

               B.     Participant A's Participation Amount (30%) 1,800,000

               C.     Participant B's Participation Amount (20%) 1,200,000

TOTAL $6,000,000

        5. On the third Advance Date, two things happened: First, $200,000 in additional Carrying Costs were capitalized, increasing the total Participation Amounts by BNPLC and the Participants by $200,000 and increasing Participant A's and Participant B's Participation Amounts by $60,000 and $40,000, respectively. Second, although NAI had requested a $2,000,000 Construction Advance, on the third Advance Date Participant B unexpectedly refused to make any additional payments to BNPLC, and such refusal resulted in a reduction of the funding BNPLC was required to make under subparagraph 2(G) of the Construction Management Agreement. That is, pursuant to and as contemplated in subparagraph 2(G) of the Construction Management Agreement, BNPLC was only required to advance, and did advance, $1,600,000 on the third Advance Date. Participant A paid BNPLC $600,000 (30% times the entire $2,000,000 requested advance), increasing Participant A's Participation Amount by the same amount. At the end of the third Advance Date, the total Participation Amounts of BNPLC and the Participants had been increased from $6,000,000 to $7,800,000 by the $200,000 capitalized Carrying Costs and the actual $1,600,000 advanced by BNPLC to NAI. The total Participation Amounts of BNPLC and the Participants were then as follows:

               A.     BNPLC's Participation Amount $4,100,000

               B.     Participant A's Participation Amount 2,460,000

               C.     Participant B's Participation Amount 1,240,000

TOTAL $7,800,000

Adjustment Required.

Under the foregoing assumptions, Participant B's refusal to make further payments to BNPLC would make Participant B a Defaulting Participant. Nonetheless, Participant A would still have to pay BNPLC 30% of the $2,000,000 third Construction Advance requested by NAI. However, Participant A would also be entitled to an appropriate increase in its Percentage for purposes of


                               Exhibit A - Page 2
computing the payments from BNPLC to Participant A on account of Net Cash Flow or Net Sales Proceeds. The adjustment needed at the end of the day on the third Advance Date would cause Participant A's Percentage to equal 31.5384615% (i.e., $2,460,000 divided by $7,800,000), until further adjustments were made, if necessary, because of the subsequent accrual and capitalization of Carrying Costs or the making of additional Construction Advances.

EXAMPLE NO. 2

Assumptions. Assume the same facts as in Example No. 1, and in addition assume that on the fourth Advance Date, no additional Construction Advance was requested by NAI, but an additional $700,000 in Carrying Costs were capitalized. This increased the total of BNPLC's and all Participants' Participation Amounts to $8,500,000, and it increased Participant A's total Participation Amount by 31.5384615% times the $700,000 (or $220,769) to $2,680,769.

Adjustment Required.

Immediately after capitalizing the $700,000 Carrying Costs, Participant A's Percentage would have to be adjusted to 31.5384588% ($2,680,769 divided by $8,500,000).

EXAMPLE NO. 3

Assumptions. Assume the same facts as in Example No. 2, and in addition assume that on the fifth Advance Date, $400,000 in additional Carrying Costs were capitalized, thereby increasing the total Participation Amounts of BNPLC and the Participants by $400,000 to $8,900,000 and also increasing Participant A's Participation Amount by $126,154 (31.5384588% times $400,000). In addition, assume that NAI requested a $3,000,000 Construction Advance on the fifth Advance Date, $2,700,000 of which represented new construction costs to be reimbursed and $300,000 of which represented construction costs that would have been reimbursed by the prior Construction Advance on the third Advance Date but for Participant B's refusal to pay its Percentage of such prior Construction Advance. Again, Participant B refused to make any further payment to BNPLC, even after BNPLC notified Participant B that a payment would be required two days in advance of the fifth Advance Date. Thus, after an adjustment (as described below) to Participant A's Percentage for purposes of calculating payments required of Participant A in connection with the $3,000,000 Construction Advance, BNPLC made the entire Construction Advance requested by NAI on the fifth Advance Date. This resulted in an increase in the total Participation Amounts of BNPLC and the Participants to $11,900,000.

Adjustment Required.

Under this Example, Participant A's Percentage must be adjusted in two different ways for two different purposes -one for the purpose of computing the payments required from Participant A to BNPLC in connection with Construction Advances, and the second for the purpose of computing payments required to Participant A from BNPLC in connection with any Net Cash Flow or Net Sales Proceeds received by BNPLC.

For purposes of computing the payments required from Participant A so long as Participant B continued to refuse to fund its share of Construction Advances, Participant A's Percentage must increase to 37.5% (Participant A's Percentage before any adjustment [30%] divided by the sum


                               Exhibit A - Page 3
of BNPLC's Percentage and Participant A's Percentage before any adjustment [80%]). Similarly, BNPLC's Percentage of Construction Advances (i.e., the percentage of Construction Advances for which BNPLC would receive no payment from Participants) so long as Participant B continued to refuse to fund its share of Construction Advances must increase to 62.5% (BNPLC's Percentage before adjustment [50%] divided by the sum of BNPLC's Percentage and Participant A's Percentage before adjustment [80%]). Thus, for the $3,000,000 Construction Advance requested by NAI on the fifth Advance Date, Participant A would have paid BNPLC $1,125,000 (37.5% of $3,000,000) and BNPLC would have had to invest an additional $1,875,000 (62.5% of $3,000,000).

Immediately after the capitalization of the $400,000 Carrying Costs and after the funding of the $3,000,000 Construction Advance on the fifth Advance Date, Participant A's Percentage would be adjusted - for purposes of computing payments to Participant A from BNPLC upon BNPLC's receipt of any Net Cash Flow or Net Sales Proceeds - to 33.0473697% (Participant A's new Participation Amount of $3,931,923 [$2,680,779 plus $126,154 plus $1,125,000] divided by
$11,900,000).


                               Exhibit A - Page 4

                                    EXHIBIT B

                      SUPPLEMENT TO PARTICIPATION AGREEMENT

                           [-----------------, -----]


BNP LEASING CORPORATION
-----------------------
-----------------------
-----------------------

        Reference is made to the Participation Agreement dated as of March 1, 2000 (as heretofore amended, the "PARTICIPATION AGREEMENT") between BNP Leasing Corporation ("BNPLC"), Banque Nationale de Paris and other financial institutions which are from time to time Participants under and as defined in such Participation Agreement (collectively, the "PARTICIPANTS"). Unless otherwise defined herein, all capitalized terms used in this Supplement have the respective meanings given to those terms in the Participation Agreement.

[NOTE: THE NEXT TWO PARAGRAPHS, AND THE ADDENDUM TO SCHEDULE 1 ATTACHED TO THIS EXHIBIT, WILL BE INCLUDED ONLY AS PART OF A SUPPLEMENT THAT ADDS A NEW PARTICIPANT UNDER THE PARTICIPATION AGREEMENT:

        The undersigned hereby certifies to BNPLC that the undersigned has become a party to the Pledge Agreements by executing a supplement as provided therein, and that NAI has approved of the undersigned as a party to the Pledge Agreements by executing and returning that supplement.

        The undersigned, by executing and delivering this Supplement to BNPLC, hereby agrees to become a party to the Participation Agreement as a Participant and agrees to be bound by all of the terms thereof applicable to Participants. The undersigned hereby agrees that its Percentage under the Participation Agreement shall be ___________ percent (____%), effective as of the date of this letter. Contemporaneously with the execution of this letter, the undersigned is paying to BNPLC the sum of $_____________ in consideration of the rights it is acquiring as a Participant under the Participation Agreement with the foregoing Percentages.

        Schedule 1 attached to the Participation Agreement is amended by the addition of an Addendum (concerning the undersigned) in the form attached to this Supplement.]

[NOTE: THE NEXT PARAGRAPH WILL BE INCLUDED ONLY IN A SUPPLEMENT THAT REDUCES AN EXISTING PARTICIPANT'S PERCENTAGE UNDER THE PARTICIPATION AGREEMENT:

        In consideration of the payment of $____________ to the undersigned, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees


                               Exhibit B - Page 1
that its Percentage under the Participation Agreement is reduced to ___________ percent (____%), effective as of the date of this letter.]

[NOTE: THE NEXT PARAGRAPH WILL BE INCLUDED ONLY IN A SUPPLEMENT THAT INCREASES AN EXISTING PARTICIPANT'S PERCENTAGE UNDER THE PARTICIPATION AGREEMENT:

        The undersigned hereby agrees that its Percentage under the Participation Agreement is increased to ___________ percent (____%), effective as of the date of this letter. Contemporaneously with the execution of this letter, the undersigned is paying BNPLC the sum of $_____________ in consideration of such increase.]

        IN WITNESS WHEREOF, the undersigned has executed this Supplement as of the day and year indicated above.



                                            [NAME]


                                            By:
                                               ---------------------------------
                                               Printed Name:

                                               Title:
Accepted and agreed:

BNP LEASING CORPORATION


By:
   --------------------------------
   Printed Name:

   Title:


                               Exhibit B - Page 2

                             ADDENDUM TO SCHEDULE 1


Participant:

        1.     Amount of Participation:  $

        2.     Percentage:    ___%

        3.     Address for Notices:



               Attention:

               Telephone:
               Facsimile:

        4.     Payment Instructions:

               Bank:

               Account:

               Account No.:

               ABA No.

               Reference:

        5.     Operations Contact:



               Attention:

               Telephone:
               Facsimile:


                         Addendum to Schedule 1 - Page 1